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                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                                                      EX-99.B(i)

                                   May 1, 2003

Wells Fargo Variable Trust
525 Market Street
San Francisco, CA 94105

          Re:  Shares of Beneficial Interests of
               Wells Fargo Variable Trust

Ladies/Gentlemen:

          We refer to the Registration Statement on Form N-1A (SEC File Nos. 333-74283 and 811-09255) (the "Registration Statement") of Wells Fargo Variable Trust (the "Trust") relating to the registration of an indefinite number of shares of beneficial interests of the Trust (collectively, the "Shares").

          We have been requested by the Trust to furnish this opinion as Exhibit
(i) to the Registration Statement.

          We have examined documents relating to the organization of the Trust and the funds as series of the Trust, and the authorization and issuance of Shares to the funds. The funds are the Asset Allocation Fund, Equity Income Fund, Equity Value Fund, Growth Fund, International Equity Fund, Large Company Growth Fund, Money Market Fund, Small Cap Growth Fund and Total Return Bond Fund (formerly the Corporate Bond Fund) (the "Funds").

          Based upon and subject to the foregoing, we are of the opinion that:

          The issuance and sale of the Shares of the Funds by the Trust has been duly and validly authorized by all appropriate action of the Trust, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, such Shares will be legally issued, fully paid and nonassessable by the Trust.

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          We consent to the inclusion of this opinion as an exhibit to the
Registration Statement.

          In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statement of Additional Information, which is included as part of the Registration Statement.

                                                  Very truly yours,


                                                  /s/ MORRISON & FOERSTER LLP

                                                  MORRISON & FOERSTER LLP